Exhibit 10.15

CONSULTANCY SERVICES AGREEMENT

This Consultancy Services Agreement (“the Agreement”) is made on 5th May, 2011 by and between Modularis (“MOD”), a company organized under the laws of the Dominican Republic (DR) and JBP S.R.L (“JBP”) a company organized under the laws of the Dominican Republic.

Collectively known as the Parties to this Agreement.

WHEREAS JBP desires to engage MOD to provide Schematic Design & Construction Drawings for ParkVida in Dominican Republic including all deliverables in Schedule C, at a fixed price and delivery schedule.

AND WHEREAS MOD desires to provide such services to JBP.

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.         INTERPRETATION

1.1       Definitions – In this Agreement, unless the context otherwise requires:

a)    “Consultancy Services” means the services in connection with the Schematic Design, Architectural Drawings & knowhow (“the know-how”) to be developed by MOD pursuant to this Agreement.

b)    “Project Cost” means all of the costs and expenses for supplying the Consultancy Services.

c)    “Project Schedule” means the work schedule required for completion of the Consultancy Services.

d)    “Site” means the ParkVida site located at Loma Prieta, Near Santiago, Dominican Republic.

e)    “Scope of Work” means all categories of Consultancy Services required under this Agreement.

f)     “Request for Information” (RFI) means information to be provided by JBP to MOD in order that MOD may proceed with the supply of the Consultancy Services.

g)     “Project Funding” means when the project receives funding from an outside source to enable the project to breakground.

1.2       Governing Law – This Agreement shall be governed and construed in accordance with the laws of the Dominican Republic.

1.3       Headings – The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4       Severability – If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions hereof and the remainder of the affected provision.

Modularis Schematic Design & Architectural Drawings Services

Exhibit 10.15

1.5       Schedules – The following Schedules form a part of this Agreement:

Schedule “A” Request for Information

Schedule “B” Project Schedule

Schedule “C” Scope of Work

Schedule “D” Consultancy Fees

2.         SCOPE OF WORK

2.1       JBP appoints MOD to undertake the Consultancy Services for the ParkVida site in accordance with the Project Schedule, for use at the Site and for the Consultancy Fees.

3.         PRICE

3.1       Consultancy Fees - The Consultancy Fee is US$95,400 and MOD will undertake for a fixed price the Consultancy Services as defined in and in accordance with this Agreement.

4.         PAYMENT

4.1       Net Funds – JBP shall be responsible for all costs incurred for the transfer of funds including levies and fees, which may be charged on said transactions.

4.2       Method of Payment – Payments due by JBP to MOD hereunder shall be made by electronic wire transfer to such bank account of MOD as they may provide from time to time.

4.3       Terms & Conditions of Payment – Payments due by JBP to MOD shall be as defined in this Agreement.

5.         TERMINATION

5.1       Termination – Either party shall have the right to terminate this Agreement if the other party should breach any term or condition of this Agreement or fail to perform any of its obligations hereunder, and such breach or failure is not rectified within 30 days after notice thereof in writing from the first mentioned party to the other. Any costs and/or expenses incurred up to and including the date of termination will be payable by JBP to MOD.

Modularis Schematic Design & Architectural Drawings Services

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

JBP S.R.L c/o Bufete Mejia-Ricart & Associates Av. Bolivar #74 Gazcue, Santo Domingo, Dominican Republic 10205 Tel: +809 476 7474 Fax: +809 476 7501	Modularis Av. Lope de Vega No.22 Edificio Ratava 1er Nivel, Suite 202 Santo Domingo Republica Dominica Codigo Postal 10514 Tel: +1 809 567 5437
By: /s/ Jay Blackmore	By: /s/ Jose Aris
Name: Jay Blackmore	Name: Jose Aris
Title: President	Title: President
Witnessed by: /s/ Carrie Blackmore	Witnessed by: /s/ Manuel Mendez
Name: Carrie Blackmore	Name: Manuel Mendez
Title:	Title: Architect

Modularis Schematic Design & Architectural Drawings Services

Modularis Schematic Design

& Architectural Drawings Services

Exhibit 10.15

SCHEDULE “A”

REQUEST FOR INFORMATION

Modularis has all information needed for this assignment.

Modularis Schematic Design & Architectural Drawings Services

SCHEDULE “B”

PROJECT SCHEDULE

MOD warrants that they commenced the services in Schedule C, part 1 on March 10th, 2011 and that the first draft will be available for comment no later than 6th May, 2011.

MOD understands that the services in Schedule C, part 2 will not commence until JBP requests the commencement of the deliverables in writing and that once requested MOD will finalize all deliverables in 12 weeks. It is further understood that if JBP does not request the commencement of the services in Schedule C, part 2 within 180 days from signature of this agreement, that this agreement will become null and void and a re-negotiation will have to occur when JBP does request the services from MOD. If such a circumstance does occur, MOD will use their best efforts to honor the fees outlined in this agreement.

Modularis Schematic Design & Architectural Drawings Services

SCHEDULE “C”

SCOPE OF WORK

Part 1- Schematic Design

Schematic design takes the chosen concept and details all aspects of the buildings to incorporate floorplans, cross sections and elevations for the client and operator to check through. MOD to make any changes as the client and operator advises and once finalized, client to sign off all drawings ready for planning permission to be obtained. The signed off schematic design then becomes the basis for the construction drawings to be stared on the approval from client.

Drawings to include (but not exhaustive) include floorplans, sections and elevations for all of the following areas.

  BACK OF HOUSE BUILDING

            A.1      GENERAL STORAGE

            A.2      LAUNDRY & HOUSEKEEPING

            A.3      MAINTENANCE & GARDENING

            A.4      STAFF ACCOMODATION

            A.5      APARTMENT FOR TOP MANAGEMENT

            A.6      APARTMENT MANAGEMENT

            A.7      STUDIO APARTMENT

            A.8      SHARED ROOMS

            A.9      STAFF KITCHEN AND COMUNAL AREA

            A.10    STAFF LOCKER ROOM

            A.11    BOH OFFICES

            A.12    MEDICAL ROOM

  MAIN LODGE

B.1       RECREATION LOBBY

B.2       MANAGEMENT OFFICES

B.3       BATHROOMS

B.4       COFFEE SHOP

B.5       GAMES ROOM

B.6       LIBRARY

B.7       RETAIL

B.8       COVERED TERRACE

B.9       GYM

B.10     CHANGING ROOM

B.11     CONFERENCE ROOM

B.12     BREW PUB

B.13     CIGAR LOUNGE

Modularis Schematic Design & Architectural Drawings Services

B.14     RESTAURANT

B.15     RESTAURANT BATHROOMS

B.16     KITCHEN

B.17     KITCHEN STORAGE ROOMS

  SWIMMING POOL & DECKING

C.1       POOL

C.2       DECK

  ACTIVITY HOUSE

  BIKE CENTER

E.1       RETAIL STORE

E.2       RENTAL & WORKSHOP

  COFFEE PLANTATION HOUSE

  COFFEE FARM BUILDING

  ROOMS

H.1      HOTEL COTTAGES

H.2      RIVER LODGING

H.3      VALLEY LODGING

H.4      TREE HOUSES

H.5      PATHWAYS

  SNACK HUT

  SPA

J.1        SPA BUILDING TO INCLUDE RECEPTION, YOGA ROOM, CHANGING AREAS AND BATHROOMS

J.2        SPA BUILDING/ SINGLE

J.3        SPA BUILDING/ DOUBLE GAZEBOS

J.4        OUTSIDE DECKING

J.5        PATHWAYS

  RIVER LODGE & POOL

K.1      RECEPTION LOBBY

K.2      BATHROOMS

K.3      COVERED TERRACE

K.4      CHANGING ROOM

K.5      RESTAURANT

K.6      KITCHEN

K.7      KITCHEN STORAGE ROOMS

Modularis Schematic Design & Architectural Drawings Services

Part 2 – Construction Drawings

On approval of the Schematic Design and upon approval to proceed with the construction drawings phase of this Agreement, MOD to take the signed off Schematic Design and complete all aspects of the drawings needed for the construction (blueprints). This includes all final architectural plans, final sections, final elevations, specifications for aspects of the architectural design and finalization of all floor and wall finishes, hardware and joinery finishes for all areas of the project.

MOD to provide all drawings and documents needed for construction companies to build all aspects of the resort excluding downhill biking trails, cross country trails, zip lines and chairlift.

Modularis Schematic Design & Architectural Drawings Services

SCHEDULE “D”

CONSULTANCY FEES

The consultancy fees for the Consultancy Services will include all deliverables as set out in Schedule C of this Agreement.

A lump sum fee will be US$95,400 payable on the following payment schedule:

On project funding (estimated to be between 45 and 90 days)                                                $19,080*

*If project funding does not occur. JBP hereby agree that this first payment amount must be paid to MOD as 50% in cash and the second 50% either as a staged payment plan, exchange of $US$9,540 into equity in the project or land given to MOD at the same value as US$9,540 at the land purchase price rates.

On written approval to proceed with construction drawings                US$19,080

4 weeks after approval to proceed with construction drawings                        US$19,080

8 weeks after approval to proceed with construction drawings                        US$19,080

After project review of construction drawings                                     US$9,540

After final presentation and hand over of construction drawings                    US$9,540

PAYMENT TERMS

All payments are required to be made in strict accordance with the Payment Schedule as detailed herein and will be due and payable within 30 days from the invoice presented by MOD except for the first payment as outlined above.

All fees and costs quoted are in US Dollars and are inclusive of any taxes.

CHANGE ORDERS

Any changes to the Scope of Work as detailed herein may incur additional costs and will be in addition to the total fees due. In any such event, MOD will issue JBP with a written notification for the Change Order and relevant additional costs to be incurred by JBP prior to any expense occurring.

Modularis Schematic Design & Architectural Drawings Services